Exhibit 10.38

ADD ON CONTENT ADDENDUM

TO CONFIDENTIAL LICENSE AGREEMENT

FOR THE WII CONSOLE

THIS ADD ON CONTENT ADDENDUM (“Addendum”) to the CONFIDENTIAL LICENSE AGREEMENT FOR THE WII CONSOLE (Western Hemisphere) (“Agreement”) is entered into between Nintendo of America Inc. (“NOA”) and THQ Inc. (“LICENSEE”), and shall be deemed a part of the Agreement.  NOA and LICENSEE agree as follows:

1.             BACKGROUND

1.1           The parties previously entered into the Agreement, which Agreement, among other things, restricts LICENSEE from developing additional content for Games for download by consumers, without the express written approval of NOA.

1.2           NOA now desires to offer LICENSEE the opportunity to create additional new content for Games for download by customers through NOA’s Wii Network Services.

1.3           LICENSEE desires to develop additional new content for Games, and have NOA offer that new content to customers for download through the Wii Network Services.

1.4           NOA desires to market, distribute and sell additional new content for Games through the Wii Network Services.

2.             DEFINITIONS

All capitalized terms used in this Addendum that are not otherwise defined herein shall have the meaning set forth in the Agreement.  The following additional definitions specifically apply to this Addendum:

2.1           “Add On Content” means any new content for Games developed by or for LICENSEE and Distributed by NOA.  “Add On Content” shall be deemed a part of a Game, as defined in the Agreement.

2.2           “Add On Content Final Title Sheet” means NOA’s form that is completed and submitted by LICENSEE with each proposed Add On Content.

2.3           “Distribute”, “Distributed” or “Distribution” means any offer of Add On Content to a customer by NOA through the Wii Network Services.

2.4           “E-Commerce Library Programming Guidelines for Wii” means the current guidelines specific to the incorporation of e-commerce functionality in Games to allow for the Sale, Distribution, and download of Add On Content.  The E-commerce Guidelines shall be deemed a part of the Guidelines, as defined in the Agreement.

2.5           “Instruction Manuals” means electronic manuals or other documents, in such form as may be required by NOA, that describe how to use Add On Content and that set forth any necessary warnings related to such use.

2.6           “Licensee Intellectual Property Rights” means Proprietary Rights owned or licensed by LICENSEE (excluding any Intellectual Property Rights) in or relating to the Game or Add On Content.

2.7           “Performance Threshold” means, for each specific piece of Add On Content, the minimum number of Sales or other criteria required to be satisfied for specific Add On Content before LICENSEE will be eligible to be paid a Royalty for that Add On Content.

2.8           “Royalty” or “Royalties” means the amounts payable to LICENSEE by NOA in accordance with this Addendum.

2.9           “Sale” means each redemption by a customer of Wii Points (or the actual purchase price to download content, should NOA allow purchases by other than Wii Points), which enables such customer to download specific Add On Content (collectively, “Sales”).  “Sell” or “Sold” shall mean the completion of each such Sale through NOA.

2.10         “System Updates” mean upgrades, bug fixes, or additional features that modify the operating system of the Wii console and/or are designed to optimize or enhance the operation, performance, or security of the Wii Network Services or the Wii console.

2.11         “Wii Points” means the points which customers purchase from NOA and its subsidiaries through means such as the Wii Shop Channel and points cards sold or distributed by NOA’s promotional partners and authorized retailers and distributors, and that may be redeemed by customers to download Add On Content or other content.

2.12         “Wii Shop Channel” means the service provided by NOA or Nintendo that is associated with the Wii console (or any successor consoles) whereby customers, through an Internet connection, can download content for such console upon a Sale to a customer.

3.             GRANT OF LICENSE; RESTRICTIONS

3.1           Grant of Development License to LICENSEE.  Subject to the terms and conditions of the Agreement, NOA grants to LICENSEE, during the Term and throughout the Territory, a nonexclusive, nontransferable, limited license to use the Intellectual Property Rights to develop Add On Content (or have Add On Content developed on LICENSEE’s behalf) for Distribution and Sale solely by NOA.

3.2           Grant of License to NOA.  Subject to the terms and conditions of the Agreement, LICENSEE grants to NOA, during the Term and throughout the Territory, a license in and to the Add On Content, and all of LICENSEE’s Proprietary Rights associated therewith, sufficient to permit NOA, its subsidiaries or third parties working on NOA’s behalf, to advertise, market, Distribute and Sell the Add On Content in object code form.  NOA shall not be in breach of this license grant if it advertises, markets, Distributes or Sells to any customer representing him or herself to be within the Territory, even if such customer is not in fact within the Territory.

3.3           Restrictions and Prohibitions.  NOA will not (i) modify, Distribute or Sell Add On Content or all or any part of the Licensee Intellectual Property Rights, except as permitted by this Agreement; or (ii) reverse engineer or assist in the reverse engineering of all or any part of the Add On Content.  LICENSEE will not (I) reverse engineer or assist in the reverse engineering of all or any part of the Intellectual Property Rights; or (II) use the Intellectual Property Rights for any purpose other than that set forth in the Agreement and in Subsection 3.1 of this Addendum ****.

4.             DEVELOPMENT; APPROVALS; UPGRADES; DISTRIBUTION; SUPPORT

4.1           Responsibility for Add On Content.  LICENSEE is solely responsible for development, testing, quality, content, operation and support of Add On Content, and must comply with any Guidelines made available to LICENSEE by NOA in connection therewith.  Failure to comply with any Guidelines shall be a breach of this Agreement.  LICENSEE shall review all Add On Content prior to submission to NOA, and shall ensure that all Add On Content submitted to NOA by LICENSEE for Distribution: (i) is free

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

of bugs or other operational defects or errors that have a material adverse effect on the use and/or enjoyment of the applicable Game, (ii) does not contain any third party software (including free or open source software) that: (a) creates, or purports to create, obligations on NOA with respect to such software; (b) grants, or purports to grant, to any third party any rights or immunities in or to the Add On Content or the Intellectual Property Rights; or (c) causes the Add On Content or the Intellectual Property Rights to be subject to any licensing terms or obligations that would require the Add On Content or the Intellectual Property Rights to be disclosed or distributed, whether or not in source code form, to be licensed for the purpose of making derivative works or to be redistributed free of charge, and (iii) does not include material that would change the existing ESRB rating or descriptors for the Game.  To the extent an Instruction Manual is required by the Guidelines, LICENSEE must include an Instruction Manual with its submission.

4.2           Security Technology, System Updates and Notifications.  In its sole discretion, and without Notice to LICENSEE, NOA or Nintendo may add Security Technology, System Updates, and trademark, copyright or customer notifications to Add On Content or Instruction Manuals; provided, however, any such addition by NOA will not serve to release LICENSEE from any obligation under the Agreement or under applicable laws, rules or regulations.  NOA may in addition require LICENSEE at LICENSEE’s sole expense to update its Add On Content from time to time to (i) comply with any new Wii Network Services or Wii console requirements or Guidelines, or (ii) fix bugs or other operational defects or errors in the Add On Content in accordance with NOA’s then-current Guidelines.

4.3           Submission of Completed Add On Content.  When development and testing of proposed Add On Content has been completed, LICENSEE will submit such proposed Add On Content to NOA for approval, and shall provide along with each submission a completed Add On Content Final Title Sheet for such proposed Add On Content, and such additional information or documentation as deemed necessary by NOA.

4.4           No Obligation to Market, Distribute or Sell. LICENSEE acknowledges that its development of proposed Add On Content is at its sole risk.  NOA is under no obligation to advertise, market, Distribute or Sell specific Add On Content and thereby incur any Royalty or other financial obligation to LICENSEE.  If NOA elects to Distribute any Add On Content, the commencement date of such Distribution, the length of time, and the countries within the Territory in which it is Distributed, shall be in NOA’s sole discretion, provided, however, LICENSEE may terminate NOA’s right to Distribute or Sell specific Add On Content, upon thirty day’s prior Notice to NOA.  NOA may at any time and for any reason (i) remove Add On Content from the Wii Network Services for all or a portion of the Territory without liability to LICENSEE, other than payment of any Royalties that may be due under Section 5 of this Addendum for Sales that occurred prior to such removal, and (ii) restore Add On Content to the Wii Network Services for all or a portion of the Territory during the Term (and in such case shall continue to pay to LICENSEE any Royalties due under Section 5 of this Addendum).

4.5           Technical Support.  LICENSEE shall provide all necessary technical support to NOA relating to the Add On Content in order to enable NOA to market, Distribute and Sell Add On Content.

4.6           Customer Support.  LICENSEE is solely responsible for all customer support for the Add On Content.  Notwithstanding the foregoing, LICENSEE acknowledges that NOA shall have the right to post Instruction Manuals and other information relating to Add On Content on NOA websites for customer support purposes.

5.             PRICE; ROYALTIES

5.1           Price.  NOA shall have sole discretion to (i) determine the number of Wii Points a customer must redeem to download specific Add On Content (or the purchase price, if Wii Points are not used); (ii) change the number of Wii Points or the purchase price from time to time; and (iii) require a different number of Wii Points or purchase price in order to redeem specific Add On Content in different countries within the Territory.  LICENSEE may suggest to NOA the number of Wii Points (or the purchase price, if Wii Points are not used) at which to offer Add On Content, although NOA has no obligation to accept such suggestion.  If LICENSEE has suggested a price of 0 Wii Points, and NOA does set a price of 0 Wii Points, LICENSEE acknowledges and agrees that it will reimburse NOA at NOA’s request for any costs or taxes associated with no cost access to such Add On Content.

5.2           Royalty.  Subject to this Section 5, and provided the applicable Performance Threshold has been met for such Add On Content, NOA will pay LICENSEE a Royalty on each Sale as follows:

****

5.3           Performance Thresholds.  In order to help offset NOA’s expenses incurred for quality assurance, lot check, Distribution, and Sales, NOA’s payments to LICENSEE for each specific Add On Content Distributed by NOA shall not begin unless and until LICENSEE meets the applicable Performance Threshold for that specific Add On Content.

5.3.2        Applicable Performance Thresholds are set forth at www.warioworld.com or such other website as NOA may in the future designate.  NOA may from time to time in its sole discretion modify Performance Thresholds or add new Performance Thresholds, provided that NOA may not increase any Performance Threshold for specific Add On Content after the date such Add On Content is initially Distributed.

5.3.3        Once specific Add On Content has reached the applicable Performance Threshold, Royalties will be due for all Sales of such Add On Content (including all Sales made prior to reaching the applicable Performance Threshold), and will be paid as provided in Subsection 5.4 of this Addendum, without payment of interest.  In the event the Agreement or NOA’s right to distribute specific Add On Content terminates before the applicable Performance Threshold has been met for such Add On Content, no payment for such Sales will be owed to LICENSEE.

5.4           Payments.  All Royalty payments from NOA to LICENSEE shall be made by check or by electronic transfer, or such other means as may be required by NOA from time to time, to the account listed in the Add On Content Final Title Sheet for the initial Add On Content Distributed by NOA, or such other account as LICENSEE may thereafter designate in a Notice to NOA.  LICENSEE may not offset against any amount owed NOA any amounts payable pursuant to this Addendum.

5.5           Withholding Taxes.  LICENSEE acknowledges that Royalty payments made to non-U.S. content providers may be subject to government-imposed withholding or other taxes.  NOA will withhold and pay such taxes on Royalty payments made by NOA under this Agreement unless LICENSEE completes and submits to NOA all tax documents required to eliminate or reduce such taxes in accordance with applicable tax treaties.  LICENSEE acknowledges that, in order to eliminate or reduce applicable taxes, such documents must be received by NOA (Attn. Nintendo of America Inc. Tax Department, 4820 — 150th Ave. NE, Redmond, WA 98052) prior to NOA making a Royalty payment hereunder, and if not received by the time a Royalty payment is otherwise due, such Royalty payment will be subject to withholding of such taxes.  In the event taxes are withheld, NOA will provide LICENSEE copies of relevant tax documents evidencing withholding of such taxes.

5.6           Royalty Offsets.

5.6.1        Refunds.  NOA shall have the right in its sole discretion to refund Wii Points to customers in respect of any Sale in the event of a customer complaint or unauthorized transaction relating to such Sale, and to offset the corresponding value of such refund amounts against any Royalties that would otherwise be due hereunder.

5.6.2        Other.  NOA may offset against Royalties any amounts which LICENSEE is required to pay NOA under the Agreement.

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

5.7           Claims.  Without prejudice to any other rights and remedies of NOA, in the event any Claim is made that may be subject to LICENSEE’s indemnification obligations under Section 10 of the Agreement, NOA may in its sole discretion withhold payment to LICENSEE until such time as the Claim has been resolved, and any amounts due NOA have been fully paid or any Royalty offsets relating to such amounts have been fully determined.

5.8           Royalty Reports.  NOA will furnish LICENSEE with quarterly Royalty reports for any calendar quarter in which Sales took place, and, provided the applicable Performance Threshold has been met, will pay any Royalties due within **** of the close of such calendar quarter, provided, however, if any payment due is less than ****, NOA may in its sole discretion delay making such payment until the earlier of the calendar quarter immediately following:  (i) that calendar quarter in which Royalties equal that amount or greater, or (ii) the expiration of the Term.

6.             MARKETING, ADVERTISING, AND CUSTOMER SUPPORT

6.1           Marketing.

6.1.1        By NOA.  NOA may in its sole discretion and at its expense (i) advertise or list Add On Content on websites operated by or on behalf of NOA, on the Wii Network Services, and in other online, media or print marketing channels, and (ii) include trailers, screen shots, artwork, sound effects, and other information relating to the Add On Content in NOA periodicals (issued by NOA or through its licensees), Wii channels, and other advertising, promotional or marketing materials that promote Add On Content, the Wii Network Services, or other NOA products, services or programs.  NOA shall submit to LICENSEE samples of proposed marketing materials for LICENSEE’s review and approval.  LICENSEE shall within **** of receipt approve or disapprove of such samples.  NOA shall not use any marketing materials without obtaining LICENSEE’s approval, ****. NOA may from time to time reasonably request, and LICENSEE shall provide to NOA at LICENSEE’s expense, reference materials such as character print samples and other materials in connection with these advertising and promotional activities.

6.1.2        By LICENSEE.  Subject to Subsection 7.1 of the Agreement, LICENSEE may in its sole discretion and at its expense advertise and market Add On Content.

6.2           Royalty-Free Copies.  NOA shall be provided **** complimentary downloads of Add On Content, which may be used by its employees or media for evaluation purposes, without any payment of Royalties or other amounts to LICENSEE.

7.             ADDITIONAL REPRESENTATIONS, WARRANTIES AND DISCLAIMERS

7.1           LICENSEE’s Representations and Warranties.  LICENSEE represents and warrants that, except for any Intellectual Property Rights, System Updates or notifications included by NOA or Nintendo in the Add On Content: (i) LICENSEE is either the sole owner of all right, title and interest in and to the Add On Content or Marketing Materials (including but not limited to any music, trademarks, service marks or other Proprietary Rights contained in or relating to the Add On Content), or has at LICENSEE’s expense obtained all necessary third party approvals in writing (including but not limited to those of any music performance or collecting licensing societies), to grant to NOA the rights set forth in this Addendum throughout the Territory and for the duration of the Term; (ii) neither the Add On Content nor the Licensee Intellectual Property Rights violate or infringe any Proprietary Rights of any third party anywhere in the Territory; (iii) the Add On Content will at the time delivered to NOA be free of any bugs or other operational defects or errors that materially affect Game play; (iv) nothing in the Add On Content would change the original ESRB rating or descriptors for the Game; (v)  the Add On Content does not contain any material that is libelous or defamatory or that discloses private or personal matters concerning any person, or any computer virus, trojan horse, spyware or other contaminating, malicious or destructive feature; (vi) the Add On Content does not contain any third party software (including free or open source

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

software) that: (a) creates, or purports to create, obligations on NOA with respect to such software; (b) grants, or purports to grant, to any third party any rights or immunities in or to the Add On Content or the Intellectual Property Rights; or (c) causes the Add On Content or the Intellectual Property Rights to be subject to any licensing terms or obligations that would require the Add On Content or the Intellectual Property Rights to be disclosed or distributed, whether or not in source code form, to be licensed for the purpose of making derivative works or to be redistributed free of charge; and (vii) the Add On Content conforms with the requirements of the Agreement, including but not limited to the Guidelines, and all applicable laws, rules and regulations.

7.2           NOA’s Disclaimers.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, NOA (ON BEHALF OF ITSELF, NINTENDO, AND THEIR AFFILIATES, LICENSORS, SUPPLIERS AND SUBCONTRACTORS) EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES WITH RESPECT TO THE ADD ON CONTENT OR THE WII NETWORK SERVICE, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A GENERAL OR PARTICULAR PURPOSE.  LICENSEE ACKNOWLEDGES THAT THE ADD ON CONTENT AND THE WII NETWORK SERVICE MAY BE SUBJECT TO DISRUPTIONS, AND THAT NOA MAY DECIDE TO DISCONTINUE OR TERMINATE ALL OR PART OF THE WII NETWORK SERVICE, INCLUDING BUT NOT LIMITED TO THE WII SHOP CHANNEL, AT ANY TIME IN NOA’S SOLE DISCRETION AND WITHOUT NOTICE TO LICENSEE.

7.3           INTELLECTUAL PROPERTY RIGHTS DISCLAIMER.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, NOA (ON BEHALF OF ITSELF, NINTENDO, AND THEIR AFFILIATES, LICENSORS, SUPPLIERS AND SUBCONTRACTORS) EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES CONCERNING THE SCOPE OR VALIDITY OF THE INTELLECTUAL PROPERTY RIGHTS, AND EXPRESSLY DISCLAIMS ANY WARRANTY THAT THE DESIGN OR DEVELOPMENT OF THE ADD ON CONTENT OR THE USE OF THE INTELLECTUAL PROPERTY RIGHTS BY LICENSEE WILL NOT INFRINGE UPON ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHTS OF A THIRD PARTY.  ANY WARRANTY THAT MAY BE PROVIDED IN ANY APPLICABLE PROVISION OF THE UNIFORM COMMERCIAL CODE OR ANY OTHER COMPARABLE LAW, STATUTE OR REGULATION GOVERNING COMMERCIAL ACTIVITY IS EXPRESSLY DISCLAIMED.  LICENSEE HEREBY ASSUMES THE RISK OF INFRINGEMENT.

7.4           The representations and warranties and disclaimers set forth in Subsections 7.1, 7.2 and 7.3 of this Addendum shall apply with respect to Add On Content and not those representations, warranties and disclaimers set forth in Subsections 9.1(c), 9.3 and 9.4 of the Agreement.

8.             INDEMNIFICATION

All of the provisions set forth at Section 10 of the Agreement shall apply equally to Add On Content, provided that LICENSEE’s indemnification obligations set forth at Subsection 10.1(b) of the Agreement shall be limited to  ****.

9.             TERM AND TERMINATION

9.1           Term of Addendum.  This Addendum will commence on the earlier of the date last signed by a party, or the date LICENSEE’s first Add On Content is Distributed, and will continue for so long as the Agreement is in effect.  LICENSEE acknowledges that Add On Content Sold at any time during the Term shall remain playable and may be re-downloaded by customers for as long as they have their Wii console, even if the Agreement has expired or been terminated, or NOA’s right to Distribute that specific Add On Content has been terminated pursuant to Subsection 4.4 of this Addendum.  NOA, may not, however, Distribute or Sell any Add On Content after the Agreement has expired or been terminated.

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

9.2           Termination of Add On Content.  If LICENSEE terminates NOA’s right to Distribute specific Add On Content pursuant to Subsection 4.4 of this Addendum, such termination shall only terminate NOA’s right to Distribute that specific Add On Content and shall not affect any right that LICENSEE has granted to Distribute any other Add On Content or this Addendum, which shall continue in full force and effect.

9.3           Survival.  Upon the expiration or termination of this Addendum, provisions that by their nature are intended to survive such expiration or termination shall so survive, including, without limitation:  Sections 2, 5, 7, 8 and 10 of this Addendum in their entirety, and Subsections 3.3, 4.1, 4.2, 9.1, and 9.3 of this Addendum.

10.          GENERAL PROVISIONS

10.1         References to “Licensed Products”.  The parties agree that the provisions related to Licensed Products set forth in the Agreement at Subsections 2.11, 2.13, 2.23, 3.2, 4.2, 7.3, 7.4(c), 7.6, and 7.7, and Section 11 shall apply equally to Add On Content, and not just to the Licensed Products, and that every reference to “Licensed Products” therein shall be deemed to include Add On Content.

10.2         Confidential License Agreement for the Wii Console.  This Addendum shall be deemed to be a part of the Agreement and, except as expressly modified by this Addendum, all of the terms and conditions of the Agreement shall apply to this Addendum.

10.3         Application of Other Agreements.  In the event LICENSEE has entered into a WiiWare Content Development and Distribution Agreement with NOA, the terms of this Addendum shall apply with respect to Add On Content for Game discs, and the terms of the WiiWare Content Development and Distribution Agreement shall apply with respect to Add On Content for WiiWare games.

NOA:		LICENSEE:
NINTENDO OF AMERICA INC.		THQ INC.

By:		By:
Name:	Jacqualee J. Story	Name:	Brian J. Farrell
Title:	Executive VP, Administration	Title:	President and CEO